[redacted]

AIDMAN, PISER
& COMPANY

Certified Public Accountants
& Business Advisors

401 EAST JACKSON STREET, SUITE 3400
TAMPA, FLORIDA 33602

813-222-8555 • FAX 813-222-8560

December 5, 2007

Securities and Exchange Commission
Washington, D.C. 20549-0410

Dear Sirs/Madams:

We have read Item 4.01(a) of Nanobac Pharmaceuticals, Incorporated's Form 8-K/A dated October 10, 2007 and Form 8-K/A filed on November 20, 2007, and we agree with the statements made therein for this current Form 8-K/A being filed on December 5, 2007.

Sincerely,

Aidman, Piser & Company, P.A.

Aidman, Piser & Company, P.A.

/ap